Exhibit 99.1

SMTC Corporation	NEWS RELEASE

www.smtc.com	Nasdaq: SMTX
investorrelations@smtc.com	Toronto Stock Exchange: SMX

FOR IMMEDIATE RELEASE

Monday, August 6, 2007

SMTC Refinances Debt, Lowers Interest Costs

TORONTO – August 6, 2007 — SMTC Corporation (Nasdaq: SMTX, TSE: SMX), a global electronics manufacturing services provider, today announced it has signed new five year loan agreements with Wachovia Capital Finance Corporation and Monroe Capital LLC to refinance the Corporation’s short and long term debt.

Under the new banking arrangements, Wachovia will provide a new asset-backed $40 million revolving credit facility to provide the Corporation with a larger revolver facility providing greater flexibility to manage working capital requirements. This new credit facility replaces a previous $35 million asset backed revolving facility and a term loan also provided by Wachovia and will be used for working capital and general purposes. In addition, Monroe will provide $21.5 million in term debt which is amortized over seven years. The Monroe term loan primarily replaces two tranches of subordinated term debt held by a syndicate of lenders aggregating $21 million which were to mature on December 31, 2007 and December 31, 2008.

“The refinancing of SMTC’s debt is an important step in supporting the Company’s overall strategy for growth,” stated Jane Todd Senior Vice President Finance and Chief Financial Officer. “Not only do the new increased revolver and term loan facilities provide greater flexibility, the Company also will achieve lower interest expense of an estimated $1 million on an annualized basis.”

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About SMTC Corporation: SMTC Corporation, founded in 1985, is a mid-size provider of end-to-end electronics manufacturing services (EMS) including PCBA production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC facilities span a broad footprint in the United States, Canada, and Mexico, and a partnering relationship in China, with over 1300 full time employees. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, computing and communication market segments.

SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and on the Toronto Stock Exchange under the symbol SMX. For further information on SMTC Corporation, please visit our website at www.smtc.com (http://www.smtc.com/)

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as “believes”, “expect”, “may”, “should”, “would”, “will”, “intends”, “plans”, “estimates”, “anticipates” and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward-looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers’ products and changes in customers’ product sources, competition in the EMS industry, component shortages, and others discussed in the Company’s most recent filings with securities regulators in the United States and Canada. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

For additional information, please contact:

Jane Todd

Senior Vice President Finance and Chief Financial Officer

(905) 413-1300

jane.todd@smtc.com